Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces Second Quarter 2013 Results

•	Earnings per share expand to $1.83 compared to $0.27 in second quarter 2012 including the gain on sale of non-core resin business; revenues increase to $1,038 million

•

Strong global performance by specialty platform drives adjusted earnings per share of $0.37, a 23% increase over the prior-year quarter and the 15th consecutive quarter of double-digit adjusted earnings per share growth

•	Reaffirm expectation of at least $65 million in Spartech synergies by the end of year three post acquisition

CLEVELAND – July 30, 2013 – PolyOne Corporation (NYSE: POL) today reported $1,038 million of revenue for the second quarter of 2013, a 37% increase compared to $757 million in the second quarter of 2012.

Diluted earnings per share from continuing operations totaled $0.39 in the second quarter of 2013, compared to $0.20 in the second quarter of 2012; adjusted earnings per share grew 23% to $0.37 for the second quarter of 2013 from $0.30 in the second quarter of 2012. Total earnings per share for the quarter including the gain from the sale of our non-core resin business was $1.83 compared to $0.27 in the same period last year.

“I am pleased to report another outstanding quarter for PolyOne as we not only delivered strong earnings growth but also completed the divestiture of our non-core resin business for a pre-tax gain of $224 million,” said Stephen D. Newlin, Chairman, President, and Chief Executive Officer. “While each of our three strategic platforms improved operating income year over year, our specialty platform was once again our engine for growth.”

Mr. Newlin went on to say, “Mix improvement continues to be at the heart of our transformation story as we offer increasingly innovative products and solutions in specialty markets. With the addition of Spartech, we have expanded our position in packaging, aerospace, security and other markets. During the second quarter, specialty contributed nearly two-thirds of our segment operating income.”

Mix Shift Highlights Specialty Transformation	Adjusted EPS Growth

“Our integration efforts are well underway and we have made substantial progress since acquiring Spartech,” said Bob Patterson, Executive Vice President and Chief Operating Officer. “In line with our recent announcement about our North American manufacturing realignment, we reaffirm our target of at least $65 million in Spartech synergies by the third anniversary of this important acquisition.”

“We ended the quarter with $392 million of cash, as we received the proceeds from the sale of our non-core resin business.” said Richard J. Diemer, Jr., Senior Vice President and Chief Financial Officer. “Coupled with $310 million of availability under our asset-based revolver, we have more than ample liquidity to continue to drive innovation, pursue targeted M&A activity, fund share repurchases and provide incremental returns to shareholders via our quarterly dividend. During the quarter, we repurchased 2.2 million common shares under our existing share repurchase program, bringing our total to just under 3 million shares for the year.”

Commenting on the Company’s outlook, Mr. Newlin said “Our improving mix of specialty offerings has allowed us to continue to outperform the industry and drive superior growth for our shareholders. While our second quarter is seasonally the strongest of the year, we continue to expect to report year over year double-digit EPS growth in the second half of 2013.”

About PolyOne

PolyOne Corporation, with 2012 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises Pledge(SM), PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

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To access PolyOne’s news library online, please visit www.polyone.com/news

Investor Relations Contact:

Isaac D. DeLuca

Vice President, Planning & Investor Relations

PolyOne Corporation

+1 440-930-1226

isaac.deluca@polyone.com

Media Contact:

Kyle Rose Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the final amount of charges resulting from the planned North American asset realignment and the Company’s ability to realize anticipated savings and operational benefits from the asset realignment; our ability to achieve the strategic and other objectives relating to the acquisition of Spartech Corporation, including any expected synergies; our ability to successfully integrate Spartech and achieve the expected results of the acquisition, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1

Summary of Consolidated Statements of Income (Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
		Adjusted (a)		Adjusted(a)
	2013	2012	2013	2012
Sales	$1,037.6	$756.6	$1,838.7	$1,502.1
Operating income	80.7	43.3	121.2	80.7
Net income from continuing operations attributable to PolyOne shareholders	38.6	18.4	49.8	33.7
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.39	$0.21	$0.52	$0.38
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.39	$0.20	$0.52	$0.37

Senior management uses comparisons of net income from continuing operations attributable to PolyOne shareholders and diluted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders before adjustments to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measures calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended June 30, 2013		Three Months Ended June 30, 2012 (a)
Reconciliation to Consolidated Statements of Income	$	EPS	$	EPS
Net income from continuing operations attributable to PolyOne shareholders	$38.6	$0.39	$18.4	$0.20
Special items, after tax (Attachment 3)	(2.2)	(0.02)	8.0	0.09
Tax adjustments (b)	0.2	—	0.9	0.01

Adjusted net income / EPS	$36.6	$0.37	$27.3	$0.30

	Six Months Ended June 30, 2013		Six Months Ended June 30, 2012 (a)
Reconciliation to Consolidated Statements of Income	$	EPS	$	EPS
Net income from continuing operations attributable to PolyOne shareholders	$49.8	$0.52	$33.7	$0.37
Special items, after tax (Attachment 3)	15.0	0.16	14.1	0.16
Tax adjustments (b)	0.7	—	1.0	0.01

Adjusted net income / EPS	$65.5	$0.68	$48.8	$0.54

(a)	Adjusted to reflect the resins business as a discontinued operation, including reclassifying the related assets and liabilities as held-for-sale.
(b)	Tax adjustments include the net tax expense (benefit) from one-time income tax items and deferred income tax valuation allowance adjustments.

Attachment 2

PolyOne Corporation

Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
		Adjusted (a)		Adjusted (a)
	2013	2012	2013	2012
Sales	$1,037.6	$756.6	$1,838.7	$1,502.1
Cost of sales	833.9	612.6	1,472.7	1,225.8

Gross margin	203.7	144.0	366.0	276.3
Selling and administrative expense	123.0	100.7	244.9	196.0
Income related to previously owned equity affiliates	—	—	0.1	0.4

Operating income	80.7	43.3	121.2	80.7
Interest expense, net	(16.6)	(12.4)	(32.2)	(24.7)
Premium on early extinguishment of debt	—	—	(10.6)	—
Other (expense) income, net	(1.2)	(0.9)	0.2	(2.2)

Income from continuing operations before income taxes	62.9	30.0	78.6	53.8
Income tax expense	(24.6)	(11.6)	(29.3)	(20.1)

Net income from continuing operations	38.3	18.4	49.3	33.7
Income from discontinued operations, net of income taxes	142.3	6.2	146.4	11.1

Net income	$180.6	$24.6	$195.7	$44.8
Net loss attributable to noncontrolling interests	0.3	—	0.5	—

Net income attributable to PolyOne common shareholders	$180.9	$24.6	$196.2	$44.8

Earnings per common share attributable to PolyOne common shareholders—Basic:
Continuing operations	$0.39	$0.21	$0.52	$0.38
Discontinued operations	1.46	0.07	1.55	0.12

Total	$1.85	$0.28	$2.07	$0.50
Earnings per common share attributable to PolyOne common shareholders—Diluted:
Continuing operations	$0.39	$0.20	$0.52	$0.37
Discontinued operations	1.44	0.07	1.53	0.12

Total	$1.83	$0.27	$2.05	$0.49

Cash dividends declared per share of common stock	$0.06	$0.05	$0.12	$0.10

Weighted-average shares used to compute earnings per share:
Basic	97.7	89.1	94.7	89.1
Diluted	99.1	90.7	95.8	90.7

(a)	Adjusted to reflect the resins business as a discontinued operation, including reclassifying the related assets and liabilities as held-for-sale.

Attachment 3

PolyOne Corporation

Summary of Special Items (Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30
	2013	2012	2013	2012
Special items (1):
Cost of sales:
Employee separation and plant phase-out costs	$—	$—	$—	$(0.4)
Reimbursement of previously incurred environmental costs	14.9	—	20.1	—
Environmental remediation costs	(1.3)	(2.9)	(3.3)	(4.5)
Acquisition/divestiture related costs	(3.5)	—	(7.6)	(5.4)

Impact on cost of sales	10.1	(2.9)	9.2	(10.3)
Selling and administrative expense:
Employee separation and plant phase-out costs	(3.1)	(8.7)	(14.8)	(8.8)
Legal related costs	(0.6)	—	(0.5)	(0.6)
Unrealized gain on foreign currency option contracts	0.2	0.7	0.6	0.2
Acquisition/divestiture related costs	(1.4)	(0.9)	(6.0)	(1.2)

Impact on selling and administrative expense	(4.9)	(8.9)	(20.7)	(10.4)
Gain on sale of investment in equity affiliates	—	—	0.1	0.4

Impact on operating income	5.2	(11.8)	(11.4)	(20.3)
Premium on early extinguishment of debt	—	—	(10.6)	—
Bridge loan commitment fees – interest expense	—	—	(1.9)	—
Other income (expense), net	—	—	1.4	—

Impact on income before income taxes	5.2	(11.8)	(22.5)	(20.3)
Income tax (expense) benefit on special items	(3.0)	3.8	7.5	6.2

Impact of special items on net income attributable to PolyOne Shareholders	$2.2	$(8.0)	$(15.0)	$(14.1)

Basic earnings per common share impact	$0.02	$(0.09)	$(0.16)	$(0.16)
Diluted earnings per common share impact	$0.02	$(0.09)	$(0.16)	$(0.16)
Weighted average shares used to compute earnings per share:
Basic	97.7	89.1	94.7	89.1
Diluted	99.1	90.7	95.8	90.7

(1)	Special items are a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phase-out costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines, penalties, remediation costs and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; unrealized gains and losses from foreign currency option contracts; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

Attachment 4

PolyOne Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In millions)

		Adjusted (a)
	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$392.4	$210.0
Accounts receivable, net	521.5	313.9
Inventories, net	367.9	244.4
Assets held-for-sale	—	39.3
Other current assets	73.6	81.1

Total current assets	1,355.4	888.7
Property, net	654.7	385.8
Goodwill	549.5	405.5
Intangible assets, net	376.1	340.0
Other non-current assets	137.7	108.0

Total assets	$3,073.4	$2,128.0

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$8.7	$3.8
Accounts payable	415.4	296.1
Liabilities held-for-sale	—	18.0
Accrued expenses	257.5	141.9

Total current liabilities	681.6	459.8
Non-current liabilities:
Long-term debt	1,022.5	703.1
Post-retirement benefits other than pensions	15.9	16.9
Pension benefits	118.2	182.8
Other non-current liabilities	239.5	134.0

Total non-current liabilities	1,396.1	1,036.8
Shareholders’ equity:
PolyOne shareholders’ equity	993.9	629.1
Non-controlling interests	1.8	2.3

Total equity	995.7	631.4

Total liabilities and shareholders’ equity	$3,073.4	$2,128.0

(a)	Adjusted to reflect the resins business as a discontinued operation, including reclassifying the related assets and liabilities as held-for-sale.

Attachment 5

PolyOne Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Six Months Ended
	June 30,
		Adjusted (a)
	2013	2012
Operating Activities
Net income	$195.7	$44.8
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	45.8	35.6
Debt extinguishment costs	10.6	—
Provision for doubtful accounts	—	0.7
Stock based compensation expense	10.1	5.0
Gain on sale of business	(223.6)	—
Change in assets and liabilities, net of the effect of acquisitions and disposal:
Increase in accounts receivable	(70.6)	(85.1)
Increase in inventories	(3.9)	(16.5)
Increase in accounts payable	15.5	59.5
Decrease in pensions and other post-retirement benefits	(65.7)	(18.3)
Increase in accrued expenses and other	60.9	6.6

Net cash (used) provided by operating activities	(25.2)	32.3
Investing Activities
Capital expenditures	(26.7)	(16.7)
Business acquisitions, net of cash acquired	(259.4)	—
Proceeds from sale of businesses and other assets	274.1	18.9

Net cash (used) provided by investing activities	(12.0)	2.2
Financing Activities
Repayment of long-term debt	(297.0)	(1.5)
Proceeds from long-term debt	600.0	—
Debt financing costs	(13.0)	—
Borrowings under credit facilities	125.0	—
Repayments under credit facilities	(117.5)	—
Purchase of common shares for treasury	(71.2)	(15.9)
Exercise of stock awards	3.3	6.4
Cash dividends paid	(9.9)	(8.0)
Proceeds from noncontrolling interests	—	2.4

Net cash provided (used) by financing activities	219.7	(16.6)
Effect of exchange rate changes on cash	(0.1)	(0.5)

Increase in cash and cash equivalents	182.4	17.4
Cash and cash equivalents at beginning of period	210.0	191.9

Cash and cash equivalents at end of period	$392.4	$209.3

(a)	Adjusted to reflect the resins business as a discontinued operation, including reclassifying the related assets and liabilities as held-for-sale.

Attachment 6

Business Segment and Platform Operations (Unaudited)

(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		Adjusted (a) (c)		Adjusted (a) (c)
	2013	2012	2013	2012
Sales:
Global Specialty Engineered Materials	$192.2	$138.9	$352.0	$280.9
Global Color, Additives and Inks	229.4	211.5	434.7	413.9
Designed Structures and Solutions	198.9	—	240.4	—

Specialty Platform	620.5	350.4	1,027.1	694.8
Performance Products and Solutions	177.0	167.5	336.7	336.0
PolyOne Distribution	275.1	270.6	543.1	533.6
Corporate and eliminations	(35.0)	(31.9)	(68.2)	(62.3)

Sales	$1,037.6	$756.6	$1,838.7	$1,502.1

Gross margin:
Global Specialty Engineered Materials	$41.3	$32.6	$81.3	$65.8
Global Color, Additives and Inks	75.2	65.2	142.9	125.7
Designed Structures and Solutions	25.5	—	30.7	—

Specialty Platform	142.0	97.8	254.9	191.5
Performance Products and Solutions	24.6	20.6	47.8	39.1
PolyOne Distribution	28.1	28.9	56.3	58.0
Corporate and eliminations	9.0	(3.3)	7.0	(12.3)

Gross margin	$203.7	$144.0	$366.0	$276.3

Selling and administrative expense:
Global Specialty Engineered Materials	$25.2	$19.8	$48.8	$41.2
Global Color, Additives and Inks	44.7	40.8	88.2	81.7
Designed Structures and Solutions	16.5	—	20.2	—

Specialty Platform	86.4	60.6	157.2	122.9
Performance Products and Solutions	10.1	9.8	20.3	19.8
PolyOne Distribution	11.2	12.2	23.2	24.6
Corporate and eliminations	15.3	18.1	44.2	28.7

Selling and administrative expense	$123.0	$100.7	$244.9	$196.0

Operating income:
Global Specialty Engineered Materials	$16.1	$12.8	$32.5	$24.6
Global Color, Additives and Inks	30.5	24.4	54.7	44.0
Designed Structures and Solutions	9.0	—	10.5	—

Specialty Platform	55.6	37.2	97.7	68.6
Performance Products and Solutions	14.5	10.8	27.5	19.3
PolyOne Distribution	16.9	16.7	33.1	33.4
Corporate and eliminations	(6.3)	(21.4)	(37.1)	(40.6)

Operating income	$80.7	$43.3	$121.2	$80.7

Specialty Platform consists of our three specialty segments: Global Specialty Engineered Materials; Global Color, Additives and Inks; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

(a)	Adjusted to reflect the resins business as a discontinued operation, including reclassifying the related assets and liabilities as held-for-sale.
(c)	Adjusted to reclassify our Specialty Coatings business from the Performance Products and Solutions segment to the Global Color, Additives and Inks segment as well as remove the resins business from the Performance Products and Solutions segment as it is now classified as a discontinued operation.

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
		Adjusted (a)		Adjusted (a)
Reconciliation to Consolidated Statements of Income	2013	2012	2013	2012
Sales	$1,037.6	$756.6	$1,838.7	$1,502.1
Gross margin before special items	$193.6	$146.9	356.8	$286.6
Special items in gross margin (Attachment 3)	10.1	(2.9)	9.2	(10.3)

Gross margin — GAAP	$203.7	$144.0	$366.0	$276.3

Gross margin before special items as a percent of sales	18.7%	19.4%	19.4%	19.1%
Operating income	$75.5	$55.1	$132.6	$101.0
Special items in operating income (Attachment 3)	5.2	(11.8)	(11.4)	(20.3)

Operating income—GAAP	$80.7	$43.3	$121.2	$80.7

Operating income before special items as a percent of sales	7.3%	7.3%	7.2%	6.7%

Senior management uses the “Mix Shift Highlights Specialty Transformation” graph to show PolyOne’s progression toward its specialty targets.

Platform operating income mix percentage	2005Y*	2008Y*	2010Y*	2012Y*	Q2 2013Y
Global Specialty Engineered Materials	$0.4	$17.6	$49.7	$47.0	$16.1
Global Color, Additives and Inks	4.3	28.1	37.7	66.8	30.5
Designed Structures and Solutions	—	—	—	—	9.0

Specialty Platform	$4.7	$45.7	$87.4	$113.8	$55.6
Performance Products and Solutions	75.7	31.3	54.0	74.9	14.5
Distribution	19.5	28.1	42.0	66.0	16.9
Joint Ventures	91.9	28.6	18.9	—	—
Corporate and eliminations	(51.5)	(425.1)	(27.7)	(87.6)	(6.3)

Operating income (loss)	$140.3	$(291.4)	$174.6	$167.1	$80.7
Less: Corporate and special items	51.5	425.1	27.7	87.6	6.3

Operating income excluding Corporate and special items	$191.8	$133.7	$202.3	$254.7	$87.0

Specialty platform operating mix percentage	2%	34%	43%	45%	64%

*	Historical results are shown as presented in prior filings and have not been updated to reflect subsequent changes in accounting principal.

Senior management uses net debt as a measure of our financial position. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

	June 30,	December 31,
Reconciliation to Condensed Consolidated Balance Sheets	2013	2012
Short-term debt and current portion of long-term debt	$8.7	$3.8
Long-term debt	1,022.5	703.1
Less cash and cash equivalents	(392.4)	(210.0)

Net debt	$638.8	$496.9

(a)	Adjusted to reflect the resins business as a discontinued operation, including reclassifying the related assets and liabilities as held-for-sale.